UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024 (September 17, 2024)

BOSTON OMAHA CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	001-38113	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dodge Street, Suite 3300 Omaha, Nebraska 68102 (Address and telephone number of principal executive offices, including zip code)
(857) 256-0079 (Registrant's telephone number, including area code)
Not Applicable (Former name or address, if changed since last report)

Securities registered under Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, $0.001 par value per share	BOC	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

On September 17, 2024, three operating subsidiaries of Boston Omaha Broadband, LLC (“BOB”) entered into a Credit Agreement (the “Credit Agreement”) with First National Bank of Omaha (the “Lender”) under which certain subsidiaries of BOB can borrow up to $20 million in the aggregate in term loans (the “Credit Facility”). The three operating subsidiaries which are the borrowers under the Credit Agreement are FIF AireBeam LLC, FIF St. George, LLC (d/b/a InfoWest), and FIF Utah LLC (d/b/a Utah Broadband) (collectively, the “Borrowers”). The loan is guaranteed by BOB but is not guaranteed by Boston Omaha Corporation (“BOC”) or any other businesses owned by BOC and its other subsidiaries. The loans under the Credit Facility are secured by all assets of each of the Borrowers. Funds available under the Credit Facility are to be used for capital expenditures associated with capital acquisition and leasing of capital equipment for expansion of the Borrowers’ businesses.

The Credit Agreement provides for incremental drawdowns of the term loan in minimum increments of $1 million. Each term loan is due five years following the Borrowing Date of such term loan. Principal under each term loan is amortized in equal monthly payments over a 10-year period from the date of each term loan. Interest under each term loan accrues at the “Applicable Margin,” which is set at (a) 2.75% per annum with respect to any SOFR Loan, and (b) 1.75% per annum with respect to any Base Rate Loan. A term loan is subject to prepayment based upon certain events, such as the sale of assets secured by the term loan, any major casualty event to the secured assets, or the incurrence of any indebtedness by the borrower in excess of certain permitted indebtedness allowed under the Credit Agreement. All term loans must be drawn by September 16, 2025. The amount of any term loan shall not exceed 75% of the amount of the hard costs of the capital expenditures financed thereby.

During the first four years following each term loan, there is a prepayment penalty ranging between 4.0% and 1.0%. After four years, there is no prepayment penalty.  There is a fee during the first year of the Credit Facility equal to 0.25% of any unused portion of the $20 million loan commitment.

Under the Credit Agreement, the Borrowers are required to comply with the following financial covenants:

  (i)    Consolidated Fixed Charge Coverage Ratio: As of the end of any fiscal quarter, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.15 to 1.00 for the twelve month period ending as of the last day of such fiscal quarter;
 (ii)    Consolidated Total Leverage Ratio: As of the end of any fiscal quarter, permit the Consolidated Total Leverage Ratio to be greater than 3.50 to 1.00 as of the last day of such fiscal quarter; and
(iii)    Maximum Capital Expenditures: During any trailing twelve-month period, make or expend Capital Expenditures (other than Maintenance Capital Expenditures or any other Capital Expenditures financed with proceeds of any Term Loan, with the proceeds of purchase money Indebtedness or Capital Leases to the extent permitted herein or with a capital contribution by Parent to BOB or any Subsidiary), in the aggregate in excess of Consolidated Adjusted EBITDA, minus (A) any dividends or distributions paid by BOB to Parent in cash, minus (B) the cash portion of taxes paid, minus (C) Unfinanced Maintenance Capital Expenditures (other than Maintenance Capital Expenditures funded by means of a capital contribution by Parent to BOB or any Subsidiary), minus (D) principal amortization payments or redemptions (as initially scheduled on the incurrence of such debt and excluding optional prepayments thereof) on Consolidated Funded Indebtedness to be paid in cash for such period, minus (E) actual cash payments made with respect to Capital Lease Obligations during such period, and minus (F) cash Interest Expense for such period.

The Credit Agreement includes representations and warranties, reporting covenants, affirmative covenants, negative covenants, financial covenants and events of default customary for financings of this type. Upon the occurrence of an event of default the Lender may accelerate the loan. Upon the occurrence of certain insolvency and bankruptcy events of default the loan will automatically accelerate. All assets of the Borrowers, their Subsidiaries and BOB are secured by the grant of a security interest in substantially all of their assets to the Lender.

The foregoing summary of each of the Credit Agreement, the form of a Term Loan Note, Security Agreement and the Guaranty by BOB and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of each of the Credit Agreement, the form of a Term Loan Note, the Security Agreement and the Guaranty by BOB (collectively, the “Loan Documents”), copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Report on Form 8-K, respectively, and incorporated herein by reference. Capitalized terms used in this Item 1.01 have the meaning given to such terms in the Loan Documents, as applicable.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The description contained in Item 1.01 is hereby incorporated by reference herein.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 20, 2024, pursuant to the Amended and Restated Voting and First Refusal Agreement dated May 26, 2017 by and among BOC, Magnolia Capital Fund, LP and other parties thereto, the Class B common stockholder re-elected Adam K. Peterson as the Class B director to sit on BOC's Board of Directors. This action was taken by means of an action by written consent of the sole holder of Class B common stock in lieu of a special meeting.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

At BOC’s 2024 Annual Meeting of Stockholders held on September 20, 2024, BOC’s stockholders approved an amendment to BOC’s Amended and Restated Certificate of Incorporation, as amended, to eliminate or limit the personal liability of  BOC's officers to the extent permitted by recent amendments to the Delaware General Corporation Law (the “Officer Exculpation Charter Amendment”).

A description the Officer Exculpation Charter Amendment can be found in “Proposal Five—To approve the Officer Exculpation Charter Amendment” of BOC’s 2024 Proxy Statement. The Officer Exculpation Charter Amendment will become effective upon the filing of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Boston Omaha Corporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on September 23, 2024.

The foregoing description of the Officer Exculpation Charter Amendment is not complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At BOC’s 2024 Annual Meeting of Stockholders, held on Friday, September 20, 2024, the stockholders of BOC voted as set forth below on the following proposals. Each of these proposals is described in detail in BOC’s Proxy Statement as filed with the Commission on August 2, 2024 (the “Proxy Statement”).

Proposal No. 1 Election of Directors

The following nominees were elected as directors, each to serve a term of one year or until their successors are duly elected and qualified, by the vote set forth below:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Bradford B. Briner	24,988,019	1,477,000	3,874,122
Tom Burt	26,275,377	189,642	3,874,122
Brendan J. Keating	26,147,798	317,221	3,874,122
Frank H. Kenan II	22,738,907	3,726,112	3,874,122
Jeffrey C. Royal	22,818,368	3,646,651	3,874,122
Vishnu Srinivasan	20,453,617	6,011,402	3,874,122

Proposal No. 2 Ratification of Independent Registered Public Accounting Firm

The appointment of KPMG LLP as BOC’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified by the vote set forth below:

Votes Cast For	Votes Cast Against	Number of Abstentions	Broker Non-Votes
30,296,196	28,168	14,777	3,874,102

Proposal No. 3 Advisory Vote regarding Named Executive Officer Compensation

The compensation of BOC’s named executive officers as disclosed in the Proxy Statement was approved in an advisory vote, as set forth below:

Votes Cast For	Votes Cast Against	Number of Abstentions	Broker Non-Votes
26,052,889	273,475	138,655	3,874,102

Proposal No. 4 Advisory Vote regarding Frequency of Future Votes on Named Executive Officer Compensation

The frequency of the future votes on compensation of BOC’s named executive officers as disclosed in the Proxy Statement was approved in an advisory vote, as set forth below:

Votes Cast For One Year	Votes Cast For Two Years	Votes Cast For Three Years	Number of Abstentions	Broker Non-Votes
24,339,496	543,137	1,425,727	156,659	3,874,122

Proposal No. 5 Officer Exculpation Charter Amendment

The Officer Exculpation Charter Amendment as disclosed in the Proxy Statement was approved, as set forth below:

Votes Cast For	Votes Cast Against	Number of Abstentions	Broker Non-Votes
23,241,175	3,029,019	194,825	3,874,122

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Boston Omaha Corporation, as Amended, with respect to officer exculpation (filed herewith).
10.1	Credit Agreement, dated September 17, 2024, by and among FIF AireBeam LLC, FIF St. George, LLC, FIF Utah LLC, and First National Bank of Omaha.
10.2	Form of Term Loan Note to be issued by FIF AireBeam LLC, FIF St. George, LLC and FIF Utah LLC to First National Bank of Omaha.
10.3	Security Agreement, dated September 17, 2024, by and among FIF AireBeam LLC, FIF St. George, LLC, FIF Utah LLC and Boston Omaha Broadband, LLC in Favor of First National Bank of Omaha.
10.4	Guaranty, dated September 17, 2024, by Boston Omaha Broadband, LLC in Favor of First National Bank of Omaha.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION (Registrant)

By:	/s/ Joshua P. Weisenburger
Joshua P. Weisenburger,
Chief Financial Officer

Date: September 23, 2024

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